UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2005

Mesa Offshore Trust

(Exact name of registrant as specified in its charter)

Texas	1-8432	76-6004065
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

JPMorgan Chase Bank, N.A., Trustee Institutional Trust Services 700 Lavaca Street Austin, Texas		78701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 479-2562

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

The following information is provided by JPMorgan Chase Bank, N.A. (successor to Texas Commerce Bank National Association), as Trustee (the “Trustee”) under the Royalty Trust Indenture dated as of December 15, 1982 (the “Trust Indenture) between Mesa Petroleum Co. and the Trustee.  This information is intended to clarify some issues recently posed by certain Unitholders of Mesa Offshore Trust (the “Trust”).

Accruals for Abandonment Liabilities and Excess Costs

Some Unitholders have inquired whether accruals for abandonment reserves previously withheld accrue interest.  The answer is no.  The relevant document for this inquiry and answer is the Overriding Royalty Conveyance between Mesa Petroleum Co. and Mesa Offshore Royalty Partnership dated as of December 15, 1982 (the “Conveyance”).

Abandonment reserves are accrued and withheld as a “Monthly Abandonment Accrual” under the Conveyance.  This accrual reduces “Net Proceeds,” but it is not an amount “due” under Sections 3.01 or 3.02 of the Conveyance.  Accordingly, neither Section 3.02 of the Conveyance nor any other provision of the Conveyance entitles Mesa Offshore Royalty Partnership (the “Partnership”) or the Trust to interest on these amounts.  As this is a Conveyance matter only (i.e., such interest is never conveyed to the Trust), the First Amended and Restated Articles of General Partnership of Mesa Offshore Royalty Partnership dated December 15, 1982, as amended on December 27, 1985 and January 5, 1994 (the “Partnership Agreement”), and the Trust Indenture are not relevant to this issue.

Interest does accrue on “Excess Costs” under the Conveyance.  “Excess Costs” under the Conveyance represent the amount for a monthly period equal to the excess, if any, of specified costs over defined gross proceeds, in each case for such month.  Accordingly, a “Subject Lessee” is entitled to receive interest on these costs incurred by it until it recoups these costs from gross proceeds in a subsequent period.  Notwithstanding this right, the Trustee has been informed by Pioneer Natural Resources USA, Inc. (“Pioneer”) that Pioneer has not deducted interest for Excess Costs against gross proceeds and royalty income paid in recent prior periods, thereby benefiting the Trust.

Termination of the Trust

Section 3.02 of the Trust Indenture states that “if the total amount of cash per year received by the Trust for each of three consecutive years commencing after December 31, 1987 is less than 10 times one-third of the total amounts payable to the Trustee under Article VII of the Trust Indenture for such three-year period, then the Trustee shall sell the Trust’s interest in the Partnership, or cause the Partnership to sell the assets of the Partnership.”  We refer to this defined threshold amount as the “Termination Threshold.”

As reported in the Trust’s Form 10-Q for the quarter ended September 30, 2004, under “Status of the Trust,” royalty income received by the Trust in 2002 and 2003 fell below the applicable Termination Threshold.  We believe that cash received by the Trust for 2004 has also fallen below the Termination Threshold.  Accordingly, cash received by the Trust will have fallen below the Termination Threshold for three consecutive years, and the Trust Indenture will require the termination of the Trust as provided in the Indenture.  The Trustee, which has no authority or discretionary control over the timing of expenditures, production or income on the properties subject to the Conveyance, has no discretion regarding the occurrence of the Termination Threshold or its consequences.

Manner of Termination

As previously reported in the same Form 10-Q, “the Trust Indenture provides the Trustee a two-year period during which it must sell all of the Trust properties. The Trust Indenture provides that such properties must be sold for cash and not for any other consideration.   The Trustee may sell the properties at public auction to the highest cash bidder, but it may also conduct any other sale process that it deems in the best interest of the Unitholders.”

The Trustee expects that the sale process will be open to any persons desiring to participate, but, as is customary, access to information and participation may be limited to persons who execute confidentiality agreements regarding information provided by the working interest owners.  The Trustee may also require bidders to identify themselves clearly and to represent or evidence sufficient financing in order to participate, as the Trustee expects payment will be required promptly after the close of bidding without any financing conditions.  Accordingly, the auction may not be a “public” auction in the sense that it may not be open to anyone who does not satisfy these requirements.  The Trustee is currently reviewing a potential online bidding process for participants in order to provide current public information on bidding to the marketplace.  The Trustee will also determine a duration of bidding that it deems in the best interest of the Unitholders.

The Trustee engaged an independent joint venture auditor during October 2004 to review the periods from 2002 through 2004. The Trustee believed this engagement of an outside expert on these matters to be a prudent step to identify any potential benefits to the Trust, as well as any limitations on potential benefits, due to differing interpretations of accounting matters or accounting errors that commonly occur in the oil and gas production industry.  This audit remains ongoing.

The Trustee intends to complete its preparation of the Trust’s Form 10-K for the year ended December 31, 2004 prior to commencing the sale process.  Further details about the sale process, and manner in which persons may participate, are expected to be included in that Form 10-K or in a separate Form 8-K.

The Trustee expects to discuss with Pioneer in the next month information to be made available for bidders in connection with their due diligence as part of the sale process.  Information regarding reserve reports, leases, joint operating agreements, plugging and abandonment accruals and anticipated costs, anticipated drilling activities, if any, and other information should be made available to bidders by Pioneer as part of this process to the extent required pursuant to the Conveyance.

Inquiries

Unitholders with any further questions regarding the Trust may contact the Trustee’s Trust Officer, Mike Ulrich, at (800) 852-1422, or by mail: c/o JPMorgan Chase Bank, N.A., Trustee, Institutional Trust Services, 700 Lavaca, Austin, Texas 78701.

Pursuant to General Instruction B.2 of Form 8-K and Securities and Exchange Commission Release No. 33-8176, the information provided on this Form 8-K is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, but is instead furnished for purposes of that instruction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mesa Offshore Trust

	By:	JPMorgan Chase Bank, N.A., as Trustee

Date: February 17, 2005	By:	/s/ Mike Ulrich
Mike Ulrich
Vice President and Trust Officer